Exhibit 5

     Opinion of Breyer & Aguggia Regarding Legality of Securities Registered


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                                                             1300 I Street, N.W.
                                                                  Suite 470 East
                                                          Washington, D.C. 20005
                                                        Telephone (202) 737-7900
Breyer & Aguggia                                        Facsimile (202) 737-7979
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                                  June 25, 1997

Board of Directors
Oregon Trail Financial Corp.
2055 First Street
Baker City, Oregon 97814

               RE: Oregon Trail Financial Corp.
                   Registration Statement on Form S-1

Gentlemen:

     You have requested our opinion as special counsel for Oregon Trail Financial Corp., an Oregon corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In rendering this opinion, we understand that the common stock of Oregon Trail Financial Corp. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of Oregon Trail Financial Corp. will upon issuance be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL OPINIONS."

                                        Very truly yours,




                                        /s/  Breyer & Aguggia
                                             -------------------
                                             BREYER & AGUGGIA

Washington, D.C.

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